CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 14, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Idenix Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.
/s/  PricewaterhouseCoopers LLP
Boston, Massachusetts
October 14, 2008